Exhibit 10.9

SUPPLEMENTAL AGREEMENT

CAPITAL BANCORP, INC.

2001 STOCK OPTION PLAN

(R. Rick Hart)

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is made on this 29th day of June, 2007, by and between Capital Bancorp, Inc. (the “Company”) and R. RICK HART (the “Optionee”) and is intended to amend the terms and conditions applicable to the stock option(s) granted to the Optionee under the 2001 Stock Option Plan (the “Plan”) more fully described on Exhibit A hereto, which options were outstanding as of February 5, 2007, and not otherwise eligible for exercise as of such date, in whole or in part (the “Options”).

1. Purpose and Scope. This Agreement shall be effective upon the consummation of the proposed transaction between the Company and the Bank and Renasant Corporation contemplated under that certain Agreement and Plan of Merger dated February 5, 2007, provided such consummation occurs on or before December 31, 2007 (the “Renasant Transaction”). The terms of this Agreement are intended to govern the terms and conditions of the Options and to supersede any inconsistent provision in the Plan, any agreement evidencing the grant of the Options or the terms and conditions thereof or other document describing the Options (collectively, the “Option Agreements”).

2. Change in Control. The parties specifically agree that the Renasant Transaction, including any related transactions involving the merger of their subsidiary banks, shall not constitute a Change in Control under the Option Agreements. The parties further agree that any provision of the Option Agreements concerning the vesting of the Options or the exercise thereof in connection with a Change in Control shall not apply with respect to such transaction.

3. Qualifying Termination. Notwithstanding the provisions of any Option Agreement to the contrary, the Options shall be deemed vested and immediately exercisable upon the occurrence of a Qualifying Termination. For this purpose, the term “Qualifying Termination” shall mean a termination of the Optionee’s employment by Renasant Bank or Renasant Corporation or affiliate thereof, without Cause, or the Optionee’s termination of employment as a Constructive Termination.

4. Successors; Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in the form and substance satisfactory to the Optionee, to expressly assume and agree to perform the Option Agreements, as supplemented herein, in the same manner and to the same extent that the Company would be required to perform them. For purposes of this Agreement, “Company” shall mean Capital Bancorp, Inc. and any successor to its business and/or assets, which executes and delivers the agreement provided for hereunder or which otherwise becomes bound by all the terms and provisions of the Option Agreements by operation of law. Without limiting the generality of the foregoing and by way of example only, following the closing of the Renasant Transaction all provisions of the Option Agreements, as supplemented herein, shall continue in full force and effect and Renasant Corporation shall be the “Company” for purposes of this Agreement.

5. Definitions. As used herein, the terms “Cause” and “Constructive Termination” shall have the meanings ascribed to them in that certain employment agreement by and between the Optionee and Renasant Corporation entered into in connection with the Renasant Transaction; the term “Change in Control” shall have the meaning ascribed to it in the Option Agreements.

THE PARTIES HERETO have caused this Agreement to be executed as of the dates set forth below, to be effective as provided above.

OPTIONEE	CAPITAL BANCORP, INC.

/s/ R. Rick Hart	By:	/s/ Sally P. Kimble
R. Rick Hart
Date: June 29, 2007	Title:	Executive Vice President & Chief Financial Officer

	Date:	June 29, 2007

Exhibit A

AGREEMENT

CAPITAL BANCORP, INC.

2001 STOCK OPTION PLAN

(R. Rick Hart)

Date of Grant	Number of Options Granted	Unvested Outstanding Options as of 2/5/07	Expiration Date
5/31/2006	11,000	9,350	5/30/2016

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